UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2023, RespireRx Pharmaceuticals Inc. (the “Company” or the “Corporation”) entered into an agreement (“Consulting Agreement”) with Ponto Ventures LLC (“Ponto”), pursuant to which Ponto will provide the services of Will Clodfelter (“Clodfelter” or “Consultant”). Clodfelter will be retained by the Company as our Senior Vice President of Business Development. Also on December 6, 2023, the Company entered into an agreement (“7LS Agreement”) with Seven Life Sciences (“7LS”) related to the introduction of Ponto and Consultant to the Company.

Consulting Agreement

Pursuant to the terms of the Consulting Agreement, the parties agreed that Clodfelter will be retained by the Company as the Senior Vice President of Business Development through Ponto on a part-time basis.

Consultant’s duties will be such duties as are normally associated with the position of Senior Vice President of Business Development, working as an independent contractor and not as an employee, with an initial focus on the programs of ResolutionRx Ltd (“ResolutionRx”), the Company’s wholly-owned Australian subsidiary. Consultant will collaborate with Jeff Eliot Margolis (“Margolis”), the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary and together, both will periodically submit the results of their efforts to Dr. Arnold Lippa, the Interim Chief Executive Officer, Interim President and Chief Scientific Officer of the Company. Consultant will in all ways, satisfy the requirements of being an independent contractor.

The Consulting Agreement calls for an initial term of four months during which Consultant’s compensation will be paid on a per hour basis with the Company’s common stock, par value $0.001 (“Common Stock”) which will be restricted Common Stock or such other form of equity or equity-linked compensation as otherwise agreed in writing. Shares will be issued to Ponto or an appropriate designee as defined in the Consulting Agreement.

After the initial term, unless otherwise terminated in accordance with the provisions of Consulting Agreement, there will be automatic extensions for one-year periods (each an “Extension Term”). During the first Extension Term, or any subsequent Extension Term, Consultant will be paid in cash, or any pre-agreed in writing of a combination of cash and Common Stock, invoiced in US dollars, monthly.

Ponto, or at Ponto’s direction, Clodfelter, will participate at a minimum of 20% of the total amount of a success bonus as described below (amounts above 20% of the success bonus shall be determined at the discretion of the Board of Directors of the Company).

In the event Clodfelter is involved in any substantive way (for example, by way of introduction, negotiation, documentation, participation or otherwise) in the successful consummation of a strategic transaction resulting in cash proceeds to the Company or one of its subsidiaries, the Company on behalf of itself or the appropriate subsidiary shall create a success bonus pool calculated on a tiered formula calculated on all funds, in the aggregate, received with respect to such transaction, upfront or in milestone payments once received. For clarity, royalties, profit participation or similar funds received will not be funds utilized in the calculation of the bonus. Since all funds may not be received at one time, to determine the “tier” the funds that are received shall be aggregated with funds previously received.

The monthly invoice will be paid in restricted Common Stock, cash or a pre-agreed combination of cash and Common Stock to Ponto unless assigned in accordance with the terms of the Consulting Agreement.

The number of shares of Common Stock to be issued to satisfy an invoice shall be calculated as follows:

i. Determine the US dollar amount to be paid and the measurement date which shall be the business day preceding the issuance date.

ii. Determine the closing prices of the Company’s Common Stock on the highest level exchange or market on which the Company’s Common Stock trades for the 20 trading days on which the stock actually traded that equals the measurement date and the preceding days.

iii. Calculate the simple average of the twenty (20) closing prices.

iv. Divide the amount to be paid by the amount calculated above.

v. Notwithstanding the foregoing, the amount by which Consultant is to be paid shall not be divided by less than $0.0015.

Ponto or Consultant will be entitled to reimbursement of necessary out-of-pocket expenses on a monthly basis with amounts exceeding $500 requiring pre-approval.

Ponto and Consultant will be expected to abide by the Company’s rules and standards applicable to the position of Senior Vice President of Business Development.

At the commencement of the Consulting Agreement and on each renewal or replacement date, the Company shall provide Consultant with proof of purchase of a Directors and Officers Liability insurance policy and an outline of its terms and proof of payment or financing.

The initial term shall be for a period of four (4) months ending on the four-month anniversary of the Consulting Agreement effective date. Extension Terms shall commence automatically for one-year periods after each prior initial term or extension term terminates. The Consulting Agreement may be terminated on thirty (30) days written notice in advance of any extension date.

As a condition of Consultant’s retention, Consultant will be required to sign and comply with a confidentiality and nondisclosure agreement, which among other things, prohibits unauthorized use or disclosure of Company proprietary information.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

7LS Agreement

On December 6, 2023, the Company entered into the 7LS Agreement with Seven Life Sciences related to the introduction of Ponto and Consultant to the Company. Pursuant to the terms of the 7LS Agreement, the Company shall pay a flat fee in US dollars to 7LS during the initial term of the Consulting Agreement and a percentage fee during the first extension period of the Consulting Agreement. There are also certain non-circumvention provisions in the 7LS Agreement.

The foregoing description of the 7LS Agreement does not purport to be complete and is qualified in its entirety by reference to the 7LS Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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Item 7.01. Regulation FD Disclosure.

Press release

The press release dated December 11, 2023 announcing the entry into the Consulting Agreement, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Number of Outstanding Shares of Common Stock

As of December 8, 2023, the Company had 471,741,264 shares of its Common Stock, par value $$0.001 outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

Exhibit Number	Exhibit Description
10.1	Consulting Agreement between RespireRx Pharmaceuticals Inc. and Ponto Ventures LLC dated December 6, 2023
10.2	Agreement between RespireRx Pharmaceuticals Inc. and Seven Life Sciences dated December 6, 2023
99.1	Press release dated December 11, 2023 announcing entry into Consulting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer

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